UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2023 (July 28, 2023)
_______________________

POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation)	001-39311 (Commission File Number)	85-0800493 (I.R.S. Employer Identification No.)
4850 West 78th Street, Indianapolis, IN, 46268
(Address of principal executive offices and zip)

(317) 543-9957
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01    Changes in Registrant’s Certifying Accountant.
(a)    Resignation of independent registered public accounting firm.

On July 28, 2023, POINT Biopharma Global Inc. (the “Company”) was notified by Armanino LLP (“Armanino”), the Company’s independent registered public accounting firm, of its decision to cease providing financial statement audit services to public companies and therefore it would be resigning as the Company’s independent registered public accounting firm.

The resignation is effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the three- and six-month interim period ended June 30, 2023 after which time, the appointment of the new independent registered public accounting firm described below will become effective.

Armanino is not required to and did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Company’s Board of Directors nor the Company’s Audit Committee took part in Armanino’s decision to resign.

Armanino audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. The reports of Armanino on the financial statements of the Company for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through July 28, 2023, there were no (a) disagreements between the Company and Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements; or (b) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company.

The Company provided Armanino with a copy of this Current Report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested that Armanino furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Armanino is filed as Exhibit 16.1 hereto.

(b)    Engagement of new independent auditor.

On August 3, 2023, the Audit Committee approved, and the Board ratified, the engagement of Deloitte & Touche LLP (“Deloitte”) and appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2023, subject to the execution of an engagement letter.

During the past two fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through August 3, 2023, neither the Company nor anyone on the Company’s behalf consulted with Deloitte with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided to the Company that Deloitte concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined above).

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
Number	Exhibit
16.1	Letter from Armanino LLP, dated August 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2023	POINT BIOPHARMA GLOBAL INC.

	By:	/s/ Bill Demers
	Name:	Bill Demers
	Title:	Chief Financial Officer